SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2005

ADSERO CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-31040	65-0602729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Nobel Street, Sainte Julie, Quebec (Address of principal executive offices)	J3E 1Z8 (Zip Code)

(450) 922-5689

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 14, 2005 we increased the size of our board of directors from 5 to 7 members and appointed John Ioannou and Aldo DeLuca to fill the vacancies created thereby. Mr. Ioannou is an experienced senior executive with approximately 27 years of experience in which he has operated and advised businesses in the technology, services, private equity and manufacturing sectors. He is presently employed as Vice President, New Ventures for The Turbon Group. Mr. DeLuca is also an experienced senior executive with approximately 26 years of experience working for businesses ranging from private sector entities to Fortune 200 companies. He is presently employed as the Managing Director of Finance and Operations for The Turbon Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADSERO CORP.

Dated:	November 18, 2005	By:	/s/ William Smith
			Name:	William Smith
			Title:	Secretary, Treasurer,

Chief Financial Officer